CounterPath Reports Fourth Quarter
and Fiscal 2014 Financial Results

Company Records 41% Increase in Revenue over Previous Quarter

VANCOUVER, BC, Canada — July 10, 2014 — CounterPath Corporation (“CounterPath” or the “Company”) (NASDAQ: CPAH) (TSX: CCV), an award-winning provider of desktop and mobile VoIP software products and solutions, today announced the financial and operating results for its fourth quarter and fiscal year ended April 30, 2014.

Fourth Quarter Financial Highlights

  Quarterly revenue of $3.7 million, compared to revenue of $2.6 million for the previous quarter and $4.0 million for the fourth quarter of fiscal year 2013.

  GAAP gross margin of 84%. Non-GAAP gross margin of 85%.

  Non-GAAP loss from operations of $0.3 million compared to Non-GAAP income from operations of $0.04 million for the fourth quarter of fiscal year 2013.

  Net loss of $0.4 million, or $0.01 per share, compared to a net income of $0.1 million, or $0.00 per share, for the fourth quarter of fiscal year 2013.

  Non-GAAP net loss of $0.03 million, or $0.00 per share, compared to non-GAAP net income of $0.05 million, or $0.00 per share, for the fourth quarter of fiscal year 2013.

  Cash of $7.2 million as of April 30, 2014.

Fiscal 2014 Financial Highlights

  Annual revenue of $11.7 million, compared to $15.2 million for fiscal 2013.

  GAAP and non-GAAP gross margin of 81%.

  Non-GAAP loss from operations of $4.1 million compared to a non-GAAP loss from operations of $0.4 million last fiscal year.

  Net loss of $5.9 million, or $0.14 per share, compared to a net income of $0.5 million, $0.01 per share, last fiscal year.

  Non-GAAP net loss of $4.8 million or $0.11 per share, compared to a non-GAAP net loss of $0.3 million or $0.01 per share last fiscal year.

Management Commentary

“We posted strong sequential revenue growth in the fourth quarter as we leveraged our market position and refined our sales strategy,” said Donovan Jones, President and Chief Executive Officer. “This year, we increased our focus on enterprise sales by expanding our direct sales force, by launching our Master Distribution Program with a network of over 30,000 Value Added Resellers and by entering the Mobile Device Management Market. We also brought certain key deals in-house, providing greater visibility and control over key reference accounts, especially in Europe where we are experiencing a resurgence of interest in our Operator OTT solutions. Looking ahead into fiscal 2015, we will continue to build our channel and further develop our sales organization as we return to growth in key markets.”

CounterPath Reports Fourth Quarter and Fiscal 2014 Financial Results

Recent Business Highlights

  Announced new channel partner, MegaPath, a leading provider of managed data, voice, security and cloud services to small, medium and enterprise businesses.

  Announced plans to enter the Desktop as a Service (DaaS) and Virtual Desktop Integration (VDI) markets in partnership with Teradici to provide a unified communications solution for virtual workspaces.

  Strengthened intellectual property portfolio with award of US patent No. 8,737,351 titled “Methods and Systems for Reducing MAC layer Handoff Latency in Wireless Networks”.

  Enhanced product line with the launch of our Bria 4 softphone client with new and advanced unified communications features for enterprises, including streamlined messaging, full-screen video calling, screen sharing capabilities and Microsoft Outlook® integration.

  Announced that CounterPath was again named one of the Top 10 Mobile Technology companies in Canada by Branham Group in the 2014 Edition of the Branham300.

  Renewed our normal course issuer bid, positioning the company to continue repurchasing its shares on the open market and demonstrating management’s ongoing belief that the shares are currently trading in a price range that does not adequately reflect their underlying value.

  Launched Bria Cloud, our cloud based subscription service for small to medium sized businesses, simplifying the sales and deployment processes for our partners and customers, while positioning the company to generate more recurring revenue in the future.

  Entered into a licensing and distribution agreement with Gryphon Networks, a provider of fully automated, integrated and real-time sales intelligence and marketing compliance solutions for dispersed sales and marketing organizations.

  Signed distribution agreement with channel partner ABP Technology, a leading value-added distributor of IP Telephony and unified communication solutions provider with over 10,000 value- added resellers in North America and Latin America.

Conference Call Information

CounterPath will host an investor conference call and live webcast today at 11:00 a.m. ET to discuss its financial results for the fourth quarter and fiscal year ended April 30, 2014. To access the conference call by telephone, dial 647-427-7450 or 1-888-231-8191. Please connect approximately 15 minutes prior to the beginning of the call to ensure participation. A question and answer session for analysts and institutional investors will follow management's presentation.

A live audio webcast of the conference call will be available at www.cnw.ca. Please connect at least 15 minutes prior to the conference call to ensure adequate time for any software download that may be required to join the webcast. The webcast will be archived for 30 days.

CounterPath Reports Fourth Quarter and Fiscal 2014 Financial Results

A taped rebroadcast will be available to listeners until 12 a.m. ET on July 20, 2014. To access the rebroadcast, please dial 416-849-0833 or 1-855-859-2056 and enter passcode 59001105, followed by the number sign.

Forward-Looking Statements

This news release contains "forward-looking statements". Statements in this news release which are not purely historical, are forward-looking statements and include any statements regarding beliefs, plans, outlook, expectations or intentions regarding the future such as the following: (1) Looking ahead into fiscal 2015, we will continue to build our channel and further develop our sales organization as we return to growth in key markets.

It is important to note that actual outcomes and the Company’s actual results could differ materially from those in such forward-looking statements. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others: (1) the variability in CounterPath’s sales from reporting period to reporting period due to extended sales cycles as a result of selling CounterPath’s products through channel partners or the length of time of deployment of CounterPath’s products by our customers (2) the Company’s ability to manage its operating expenses, which may adversely affect its financial condition, (3) a decline in the Company’s stock price or insufficient investor interest in the Company’s securities which may impact on the Company’s ability to raise additional financing as required, (4) the Company’s ability to remain competitive as other better financed competitors develop and release competitive products, (5) the impact of intellectual property litigation that could materially and adversely affect our business, (6) the success by the Company of the sales of its current and new products, (7) the impact of technology changes on the Company’s products and on our industry, (8) the failure to develop new and innovative products using the Company’s technologies, (9) the potential dilution to shareholders or overhang on the Company’s share price of its outstanding stock options and warrants. Readers should also refer to the risk disclosures outlined in the Company’s quarterly reports on Form 10-Q or Form 10-Q/A, or in the annual reports on Form 10-K or Form 10-K/A, and the Company’s other disclosure documents filed from time-to-time with the Securities and Exchange Commission at www.sec.gov and the Company’s interim and annual filings and other disclosure documents filed from time-to-time on SEDAR at www.sedar.com.

About CounterPath

CounterPath's SIP-based VoIP softphones are changing the face of telecommunications. An industry and user favorite, Bria softphones for desktop and mobile devices, together with the company's server applications and Fixed Mobile Convergence (FMC) solutions, enable service providers, OEMs and enterprises large and small around the globe to offer a seamless and unified communications experience across both fixed and mobile networks. Standards-based, cost-effective and reliable, CounterPath's award-winning solutions power the voice and video calling, messaging, and presence offerings of customers such as Alcatel-Lucent, AT&T, Verizon, BT, Mobilkom Austria, Rogers, Avaya, BroadSoft, Cisco Systems, GENBAND, Metaswitch Networks, Mitel and NEC.

For more information please visit www.counterpath.com.

Contacts:

David Karp
Chief Financial Officer, CounterPath
dkarp@counterpath.com
(604) 628-9364

Steve Hards
Vice President Investor Relations, CounterPath
shards@counterpath.com
(604) 637-6498

CounterPath Reports Fourth Quarter and Fiscal 2014 Financial Results

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(TABLES TO FOLLOW)

CounterPath Reports Fourth Quarter and Fiscal 2014 Financial Results

COUNTERPATH CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Stated in U.S. Dollars)

	April 30,	April 30,
	2014	2013

Assets
Current assets:
Cash	$7,172,798	$11,229,595
Accounts receivable (net of allowance for doubtful accounts of $240,681 (2013 - $456,051))	3,401,491	4,640,620
Prepaid expenses and deposits	161,627	139,591
Total current assets	10,735,916	16,009,806

Deposits	125,267	125,160
Equipment	154,293	167,986
Derivative instruments	−	9,830
Goodwill	8,018,578	8,660,930
Other assets	102,836	82,165
Total Assets	$19,136,890	$25,055,877

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$2,326,763	$2,363,311
Derivative instruments	−	93,057
Unearned revenue	1,625,826	1,442,511
Customer deposits	9,553	9,553
Accrued warranty	69,159	91,151
Total current liabilities	4,031,301	3,999,583

Deferred lease inducements	−	30,110
Unrecognized tax benefit	25,631	98,575
Total liabilities	4,056,932	4,128,268

Stockholders’ equity:
Preferred stock, $0.001 par value
Authorized: 100,000,000
Issued and outstanding: April 30, 2014 – 0; April 30, 2013 – 1	–	–
Common stock, $0.001 par value
Authorized: 100,000,000
Issued:
April 30, 2014 – 42,599,869; April 30, 2013 – 41,958,350	42,600	41,959
Treasury stock	(16)	(79)
Additional paid-in capital	66,910,540	66,191,140
Accumulated deficit	(50,889,038)	(44,974,491)
Accumulated other comprehensive income (loss) – currency translation adjustment	(984,128)	(330,920)
Total stockholders’ equity	15,079,958	20,927,609
Liabilities and Stockholders’ Equity	$19,136,890	$25,055,877

CounterPath Reports Fourth Quarter and Fiscal 2014 Financial Results

COUNTERPATH CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Stated in U.S. Dollars)

	(unaudited)		(audited)
	Three Months Ended		Year Ended
	April 30,		April 30,
	2014	2013	2014	2013
Revenue:
Software	$2,473,851	$2,707,194	$7,035,323	$9,164,107
Service	1,197,912	1,316,086	4,646,625	6,075,816
Total revenue	3,671,763	4,023,280	11,681,948	15,239,923
Operating expenses:
Cost of sales (includes depreciation of $74,955 (2013 - $67,669) and amortization of intangible assets of $nil (2013 - $39,003))	572,265	553,545	2,231,222	2,276,777
Sales and marketing	1,272,276	1,269,839	5,112,026	4,463,292
Research and development	1,430,479	1,410,401	5,508,516	5,503,928
General and administrative	911,434	955,806	4,033,984	4,452,214
Total operating expenses	4,186,454	4,189,591	16,885,748	16,696,211
Loss from operations	(514,691)	(166,311)	(5,203,800)	(1,456,288)
Interest and other income (expense), net
Interest and other income	(39,828)	6,131	64,630	141,391
Interest expense	(138)	(387)	(1,732)	(1,135)
Foreign exchange gain (loss)	296,895	966	(670,570)	2,539
Fair value adjustment on derivative instruments	(99,458)	261,173	(87,339)	1,785,773
Net income (loss) for the year before income taxes	(357,220)	101,572	(5,898,811)	472,280
Income tax expense	–	–	(15,736)	–
Net income (loss) for the year	$(357,220)	$101,572	$(5,914,547)	$472,280

Net income (loss) per share:
Basic	$(0.01)	$0.00	$(0.14)	$0.01
Diluted	$(0.01)	$0.00	$(0.14)	$(0.01)

Weighted average common shares outstanding:
Basic	42,399,045	41,933,750	42,126,733	41,519,117
Diluted	42,399,045	44,387,217	42,126,733	41,637,025

CounterPath Reports Fourth Quarter and Fiscal 2014 Financial Results

Non-GAAP Financial Measures

This news release contains “non-GAAP financial measures”. The non-GAAP financial measures in this news release consist of non-GAAP gross margin and non-GAAP income (loss) from operations which exclude non-cash stock-based compensation and amortization of intangible asset charges relative to gross profit and income (loss) from operations calculated in accordance with GAAP. The non-GAAP financial measures also include non-GAAP net income (loss) which excludes non-cash stock-based compensation, amortization of intangible assets and fair value adjustment on derivative instruments charges relative to income (loss) calculated in accordance with GAAP. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. CounterPath utilizes both GAAP and non-GAAP financial measures to assess what it believes to be its core operating performance and to evaluate and manage its internal business and assist in making financial operating decisions. CounterPath believes that the inclusion of non-GAAP financial measures, together with GAAP measures, provides investors with an alternative presentation useful to investors' understanding of CounterPath’s core operating results and trends.

Reconciliation to GAAP
(Unaudited)

	Three Months Ended		Twelve Months Ended
	April 30,		April 30,
	2014	2013	2014	2013
Non-GAAP gross margin:

Revenue	$3,671,763	$4,023,280	$11,681,948	$15,239,923
Less:
Cost of sales	572,265	553,545	2,231,222	2,276,777
GAAP gross profit	$3,099,498	$3,469,735	$9,450,726	$12,963,146

Percentage of revenue (gross margin)	84%	86%	81%	85%

GAAP gross profit	$3,099,498	$3,469,735	$9,450,726	$12,963,146
Plus:
Stock-based compensation	17,488	14,360	62,515	33,577
Amortization of intangible assets	–	9,697	–	39,003
Non-GAAP gross profit	$3,116,986	$3,493,792	$9,513,241	$13,035,726

Percentage of revenue (Non-GAAP gross margin)	85%	87%	81%	86%

	Three Months Ended		Twelve Months Ended
	April 30,		April 30,
	2014	2013	2014	2013
Non-GAAP income (loss) from operations:

GAAP income (loss) from operations	$(514,691)	$(166,311)	$(5,203,800)	$(1,456,288)
Plus:
Stock-based compensation	223,441	195,896	1,071,467	1,008,004
Amortization of intangible assets	–	9,697	–	39,003
Non-GAAP income (loss) from operations	$(291,250)	$39,282	$(4,132,333)	$(409,281)

CounterPath Reports Fourth Quarter and Fiscal 2014 Financial Results

	Three Months Ended		Twelve Months Ended
	April 30,		April 30,
	2014	2013	2014	2013
Non-GAAP net income (loss):

GAAP net income (loss)	$(357,220)	$101,572	$(5,914,547)	$472,280
Plus:
Stock-based compensation	223,441	195,896	1,071,467	1,008,004
Amortization of intangible assets	–	9,697	–	39,003
Fair value adjustment on derivative instruments	99,458	(261,174)	87,339	(1,785,774)
Non-GAAP net income (loss)	$(34,321)	$45,991	$(4,755,741)	$(266,487)

GAAP net income (loss) per share:
Basic	$(0.01)	$0.00	$(0.14)	$0.01
Diluted	$(0.01)	$0.00	$(0.14)	$(0.01)

Non-GAAP net income (loss) per share:
Basic	$0.00	$0.00	$(0.11)	$(0.01)
Diluted	$0.00	$0.00	$(0.11)	$(0.01)